COLONIAL SMALL STOCK FUND
                       FUND YIELD CALCULATION
                     (CALENDAR MONTH-END METHOD)
                          30-DAY BASE PERIOD ENDED 6/30/96



                                       a-b 6
                     FUND YIELD = 2 ----- +1  -1
                                       c-d


       a = dividends and interest earned during
           the month ................................          $186,237

       b = expenses (exclusive of distribution fee)
           accrued during the month..................           254,063

       c = average dividend shares outstanding
           during the month .........................         7,125,568

       d = class A maximum offering price per share
           on the last day of the month .............            $28.10


            CLASS A YIELD ...........................             -0.41%

            CLASS B YIELD ...........................             -1.21%

            CLASS D YIELD ...........................             -1.23%

            CLASS Z YIELD ...........................             -0.44%